PROSPECTUS and                     Pricing Supplement No. 54
PROSPECTUS SUPPLEMENT, each        Effective at 9:24 A.M.
Dated October 10, 1995             January  23, 1996


                    U.S. $4,000,000,000           Rule 424 (b)(3)
                                                  Registration
                    FORD MOTOR CREDIT COMPANY     Statement No.
                                                  33-55945
                    MEDIUM-TERM NOTES

          Due from 9 Months to 30 Years from Date of Issue

Interest payable each March 15 and September 15 and at Maturity


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                                             Interest Rate
Range of Maturities                            Per Annum
-------------------                          ----------------

More than 9 months to less than 1 year .......... 2.55%
1 year to less than 18 months...................  3.00
18 months to less than 2 years................... 3.05
2 years to less than 3 years..................... 5.15
3 years to less than 4 years..................... 5.35
4 years to less than 5 years..................... 5.55
5 years to less than 6 years..................... 5.85
6 years to less than 7 years..................... 5.95
7 years to less than 8 years..................... 6.05
8 years to less than 9 years..................... 6.20
9 years to less than 10 years.................... 6.25
10 years to less than 15 years................... 6.30
15 years to less than 20 years...................  NA
20 years to less than 25 years...................  NA
25 years to less than 30 years...................  NA
30 years.........................................  NA



          The interest rates on the Medium-Term Notes may be changed by Ford Motor Credit Company from time to time, but any such change will not affect the interest rate on any Medium-Term
Note ordered prior to the effective time of the change.

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GOLDMAN, SACHS & CO.                     MERRILL LYNCH & CO.
                 DAIWA SECURITIES AMERICA INC.
              NOMURA SECURITIES INTERNATIONAL, INC.